As filed with the Securities and Exchange Commission on May 5, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROVI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	2 Circle Star Way San Carlos, California 94070	26-1739297
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

ROVI CORPORATION AMENDED 2008 EQUITY INCENTIVE PLAN ROVI CORPORATION AMENDED 2008 EMPLOYEE STOCK PURCHASE PLAN (Full title of the plans)

Thomas Carson President and Chief Executive Officer Rovi Corporation 2 Circle Star Way San Carlos, California 94070 (408) 562-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jon Gavenman, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000 Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☑		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	12,500,000 shares	$16.09	$201,125,000	$20,253.29

(1)
This registration statement covers 6,000,000 shares, not previously registered, under the Rovi Corporation 2008 Equity Incentive Plan, as amended (the “2008 Plan”) and 6,500,000 shares, not previously registered, under the Rovi Corporation 2008 Employee Stock Purchase Plan, as amended (the “ESPP”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the 2008 Plan or the ESPP by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on May 4, 2016.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an aggregate of (i) 6,000,000 shares of the registrant’s common stock to be issued pursuant to the Rovi Corporation 2008 Equity Incentive Plan, as amended (the “2008 Plan”) and (ii) 6,500,000 shares of the registrant’s common stock to be issued pursuant to the Rovi Corporation 2008 Employee Stock Purchase Plan, as amended (the “ESPP”).

The amendment to the 2008 Plan, which increased the aggregate number of shares of the registrant’s common stock authorized for issuance under the 2008 Plan by 6,000,000 shares, was approved by the registrant’s Board of Directors on March 8, 2016 and by the registrant’s stockholders at registrant’s annual meeting of stockholders on April 27, 2016.

The amendment to the ESPP, which increased the aggregate number of shares of the registrant’s common stock authorized for issuance under the ESPP by 6,500,000 shares, was approved by the registrant’s Board of Directors on March 8, 2016 and by the registrant’s stockholders at registrant’s annual meeting of stockholders on April 27, 2016.
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on July 23, 2008 (File No. 333-152485), July 31, 2013 (File No. 333-190274) and July 30, 2014 (File No. 333-197731) are incorporated by reference herein.

Item 8.    Exhibits.

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Certificate of Incorporation of Rovi Corporation, as amended, on July 15, 2009	10-Q	8/6/09	3.01
4.2	Amended and Restated Bylaws of Rovi Corporation (as amended and restated on February 11, 2014)	10-K	2/12/14	3.02
4.3	First Amendment to the Amended and Restated Bylaws of Rovi Corporation (as adopted on April 28, 2016)	8-K	5/4/16	3.2
5.1	Opinion of Cooley LLP				X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm				X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (see signature page)				X
99.1	Rovi Corporation 2008 Equity Incentive Plan, as amended April 27, 2016				X
99.2	Form of Notice of Stock Option Grant/Nonstatutory Stock Option Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.04
99.3	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.05
99.4	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement (Director grant form for one year vest) pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.06
99.5	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement (Director grant form for three year vest) pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.07
99.6	Form of Notice of Restricted Stock Unit/Restricted Stock Unit Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.08
99.7	Rovi Corporation 2008 Employee Stock Purchase Plan, as amended April 27, 2016				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 5th day of May, 2016.

ROVI CORPORATION

By:	/s/ Thomas Carson
Thomas Carson
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Carson, Peter C. Halt and Pamela A. Sergeeff, jointly and severally, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Carson	President, Chief Executive Officer and Director (Principal Executive Officer)
Thomas Carson		May 5, 2016

/s/ Peter C. Halt	Chief Financial Officer (Principal Financial Officer)
Peter C. Halt		May 5, 2016

/s/ Wesley Gutierrez	Chief Accounting Officer and Treasurer (Principal Accounting Officer)
Wesley Gutierrez		May 5, 2016

/s/ James E. Meyer	Chairman of the Board of Directors	May 5, 2016
James E. Meyer

/s/ Alan L. Earhart	Director	May 5, 2016
Alan L. Earhart

/s/ Eddy W. Hartenstein	Director	May 5, 2016
Eddy W. Hartenstein

/s/ N. Steven Lucas	Director	May 5, 2016
N. Steven Lucas

/s/ Ruthann Quindlen	Director	May 5, 2016
Ruthann Quindlen

/s/ Raghavendra Rau	Director	May 5, 2016
Raghavendra Rau

/s/ Glenn W. Welling	Director	May 5, 2016
Glenn W. Welling

EXHIBIT INDEX

Exhibit Number		Incorporated by Reference			Filed Herewith
	Exhibit Description	Form	Date	Number
4.1	Certificate of Incorporation of Rovi Corporation, as amended, on July 15, 2009	10-Q	8/6/09	3.01
4.2	Amended and Restated Bylaws of Rovi Corporation (as amended and restated on February 11, 2014)	10-K	2/12/14	3.02
4.3	First Amendment to the Amended and Restated Bylaws of Rovi Corporation (as adopted on April 28, 2016)	8-K	5/4/16	3.2
5.1	Opinion of Cooley LLP				X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm				X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (see signature page)				X
99.1	Rovi Corporation 2008 Equity Incentive Plan, as amended April 27, 2016				X
99.2	Form of Notice of Stock Option Grant/Nonstatutory Stock Option Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.04
99.3	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.05
99.4	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement (Director grant form for one year vest) pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.06
99.5	Form of Notice of Restricted Stock Award/Restricted Stock Award Agreement (Director grant form for three year vest) pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.07
99.6	Form of Notice of Restricted Stock Unit/Restricted Stock Unit Agreement pursuant to 2008 Equity Incentive Plan	10-K	2/11/16	10.08
99.7	Rovi Corporation 2008 Employee Stock Purchase Plan, as amended April 27, 2016				X